Exhibit 32.2

CERTIFICATION

The undersigned, Matthew T. Barnes-Smith, the Chief Financial Officer and Treasurer of Armada Hoffler Properties, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of his knowledge:

1.    the Annual Report for the period ended December 31, 2024 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2025	/s/ Matthew T. Barnes-Smith
Matthew T. Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary